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                                                                   EXHIBIT 23(b)



                               [CROWE CHIZEK LOGO]



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Southern Michigan Bancorp, Inc. on Form S-8, of our report dated February 5, 2003, except for Notes N and Q, at to which the date is February 17, 2003, on the consolidated financial statements of Southern Michigan Bancorp, Inc., which report is included in the 2002 Annual Report on Form 10-K of Southern Michigan Bancorp, Inc.




                                             /s/ Crowe, Chizek and Company LLP
                                             -----------------------------------
                                             Crowe, Chizek and Company LLP

South Bend, Indiana
March 26, 2003







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